AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of December 17, 2018, by and among Ameris Bancorp, a Georgia corporation, Ameris Bank, a Georgia banking corporation, and H. Palmer Proctor, Jr. (“Executive”) is executed as of June 30, 2019.
W I T N E S S E T H:
WHEREAS, this Amendment is being entered into in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of December 17, 2018, by and between Ameris Bancorp and Fidelity Southern Corporation (the “Merger Agreement”) and Executive’s appointment as Chief Executive Officer of Ameris Bancorp and Chief Executive Officer of Ameris Bank.
NOW, THEREFORE, Ameris Bancorp, Ameris Bank and Executive, intending to be legally bound, hereby agree as follows:
1.Effectiveness. This Amendment shall become effective upon the Effective Time (as defined in the Merger Agreement). In the event that the Merger Agreement is terminated prior to the Effective Time, this Agreement shall be null and void ab initio. Except as expressly set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.
2.Amendment to Section 1(b). Section 1(b) of the Employment Agreement is hereby amended and restated as follows:
(b)    During the Employment Period, Executive shall serve as Chief Executive Officer of Ameris Bancorp and Chief Executive Officer of Ameris Bank and as a member of the Boards of Directors of Ameris Bancorp and Ameris Bank. In such positions, Executive shall have duties and authority commensurate with the chief executive officer of a publicly-held bank. Executive shall report to the Boards of Directors of Ameris Bancorp and Ameris Bank.
3.    Governing Law. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the State of Georgia, excluding its conflicts of laws.
4.    Written Instrument; Amendment. The parties acknowledge that this Amendment is a written instrument and that by their signatures below they are agreeing to the terms and conditions contained in this Amendment.
5.    [Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
AMERIS BANCORP

By:	/s/ Daniel B. Jeter Name: Daniel B. Jeter Title: Chairman

AMERIS BANK

By:	/s/ Daniel B. Jeter Name: Daniel B. Jeter Title: Chairman

H. PALMER PROCTOR, JR.
/s/ H. Palmer Proctor, Jr.

Signature Page to Amendment to Employment Agreement (Proctor)